EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXHIBIT 23 –

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 for the Company's 1996 Stock Option Plan and 1996 Recognition and Retention Plan (Registration No. 333-83198) of our report dated March 26, 2012 relating to the consolidated financial statements of First Federal of Northern Michigan Bancorp, Inc. as of December 31, 2011 which appear in this Form 10-K of First Federal of Northern Michigan Bancorp, Inc. for the year ended December 31, 2011.

Plante & Moran, PLLC

Auburn Hills, Michigan

March 28, 2012